UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2025

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 avenue de la République 92320 Châtillon France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC *
American Depositary Shares, each representing five ordinary shares, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the registration of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2025, Daniel Soland notified the Board of Directors (the “Board”) of DBV Technologies S.A. (the “Company”) of his resignation from the Board and the compensation committee of the Board thereof, effective immediately. Mr. Soland’s resignation was not the result of any dispute or disagreement with the Company or the Board.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on September 18, 2025 announcing the departure described in Item 5.02 above. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated September 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DBV Technologies S.A.

Date: September 18, 2025	By:	/s/ Virginie Boucinha
	Name:	Virginie Boucinha
	Title:	Chief Financial Officer